Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kennedy-Wilson Holdings, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, No. 333-184752, No. 333-192059 and No. 333-235472) on Form S-3, the registration statement (No. 333-235473) on Form S-3/A, the registration statements (No. 333-164928, No. 333-182269, No. 333-218829, No. 333-197492, No. 333-229348 and No. 333-232097) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A, and the registration statements (No. 333-186690 and No. 333-225709) on Form S-4 of Kennedy-Wilson Holdings, Inc. of our reports dated February 26, 2021, with respect to the consolidated balance sheets of Kennedy-Wilson Holdings, Inc. as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule III - Real Estate and Accumulated Depreciation (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Los Angeles, California
February 26, 2021